[EXECUTION VERSION]

COMMERCIAL CONTRACT - IMPROVED PROPERTY

1.
PARTIES: Seller agrees to sell and convey to Buyer the Property described in Paragraph 2. Buyer agrees to buy the Property from Seller for the sales price stated in Paragraph 3. The parties to this contract are:

Seller:	Adelphi Group Ltd.
Address:	7203 John Carpenter Freeway Dallas, Texas 75247
Phone:	214-226-2525
Fax:	214-637-7014 or 1-888-727-5153
E-mail:	thanasim@gmail.com

Buyer:	RCI Holdings, Inc
Address:	10959 Cutten Road, Houston, Texas 77066
Phone:	281-397-6730
Fax:	281-397-6565
E-mail:	eric@ricks.com

2.	PROPERTY:

A. “Property” means that real property situated in Dallas County, Texas at the below addresses and this is legally described on the attached Exhibit “A” and “B” or as follows:

  7501 N Stemmons Freeway Dallas, Texas 75247 (Exhibit “A”)
and
7600 John W Carpenter Freeway   Dallas, Texas 75247 (Exhibit “B”)

B.	Seller will sell and convey the Property together with:

(1) all buildings, improvements, and fixtures;
(2) all rights, privileges, and appurtenances pertaining to the Property, including Seller’s right, title, and interest in any utilities, adjacent streets, alleys, strips, gores, and rights-of-way;
(3) Seller’s interest in all leases, rents, and security deposits for all of the Property subject to para. 13.D;
(4) Seller’s interest in all licenses and permits related to the Property subject to para. 13.C;
(5) Seller’s interest in all third party warranties or guaranties, if transferable, relating to the Property or any fixtures; and
(6)  all Seller’s tangible personal property located on the Property that is used in connection with the Property’s operations except: Any personal property not included in the sale must be removed by Seller prior to closing; and
(7) all minerals owned by Seller pertaining to the Property

3.	SALES PRICE: At or before closing, Buyer will pay the following sales price for the Property:

A. Cash portion payable by Buyer at closing	$300,000

B. Sum of all financing described in Paragraph 4	$6,200,000

C. Sales price (sum of 3A and 3B)	$6,500,000

4.	FINANCING: Buyer will finance the portion of the sales price under Paragraph 3B as follows:

Seller Financing: The delivery of a promissory note and deed of trust from Buyer to Seller under the terms of the attached Commercial Contract Financing Addendum (Exhibit “C”) in the amount of $6,200,000.

Initialed for Identification by Seller ______ and Buyer ______	Page | 1

Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

5.	EARNEST MONEY:

A.
Not later than Three (3) days after the Effective Date, Buyer must wire $5,000.00 as earnest money with Capital Title, A Shaddock Company at 7001 Preston Road, Suite 120, Dallas, Texas 75205 with Vicki Hoodwin (214-219-7300-Office 214-219-7305-Fax) If Buyer fails to timely deposit the earnest money, Seller may terminate this contract or exercise any of Seller’s other remedies by providing written notice to Buyer before Buyer deposits the earnest money.

B.	Buyer may instruct the escrow agent to deposit the earnest money in an interest-bearing account at a federally insured financial institution and to credit any interest to Buyer.

6.	ALLOCATION OF SALES PRICE:

The Sales Price shall be allocated in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended. The Seller and Buyer acknowledge that such allocation will represent the fair market value of the Improvements and shall be binding on the parties for all applicable federal, state and local tax purposes. Seller and Buyer agree to report gain or loss in the year of the sale, as the case may be, in a manner consistent with the allocation on all tax returns filed by either of them subsequent to the date hereof on Form 8594 filed with the appropriate tax return, and not to voluntarily take any inconsistent approach therewith in any administrative or judicial proceedings relating to such returns. The parties will agree to such allocation on or before Closing.

7.	TITLE POLICY, SURVEY, AND UCC SEARCH:

A. Title Policy:

(1)
Seller, at Seller’s expense, will furnish Buyer an Owner’s Policy of Title Insurance (the title policy(ies)) issued by (title company), in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy(ies), subject only to:

(a) those title exceptions permitted by this contract or as may be approved by Buyer in writing; and
(b) the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

(2)	The standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements:

☐    (a) will not be amended or deleted from the title policy.
☑   (b) will be amended to read “shortages in areas” at the expense of   Buyer ☑ Seller.

(3)
Within ten (10) days after the Effective Date, Seller will furnish Buyer a commitment for title insurance (the commitment) including legible copies of recorded documents evidencing title exceptions. Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer’s address.

B.	Survey: Within ten (10) days after the Effective Date:

(1)
Seller, at Seller’s expense, will furnish Buyer current surveys of the Property dated after the Effective Date. The surveys must be made in accordance with the: (i) ALTA/ACSM Land Title Survey standards, or (ii) Texas Society of Professional Surveyors’ standards for a Category 1A survey under the appropriate condition and be subject to the reasonable approval of the Buyer and the Title Company.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

C.	UCC Search:

(1)
Within ten (10) days after the Effective Date, Seller, at Seller’s expense, will furnish Buyer a Uniform Commercial Code (UCC) search prepared by a reporting service and dated after the Effective Date. The search must identify documents that are on file with the Texas Secretary of State and the county where the Property is located that relate to all personal property on the Property and show, as debtor, Seller and all other owners of the personal property in the last 5 years.

D.	Buyer’s Objections to the Commitment, Survey, and UCC Search:

(1)
Within five (5) days after Buyer receives the commitment, copies of the documents evidencing the title exceptions, the survey, and the required UCC search, Buyer may object to matters disclosed in the items if: (a) the matters disclosed are a restriction upon the Property or constitute a defect or encumbrance to title to the real or personal property described in Paragraph 2 other than those permitted by this contract or liens that Seller will satisfy at closing or Buyer will assume at closing; or (b) the items show that any part of the Property lies in a special flood hazard area (an “A” or “V” zone as defined by FEMA).

(2)
Seller may, but is not obligated to, cure Buyer’s timely objections within ten (10) days after Seller receives the objections. The closing date may be extended as necessary, but not to exceed thirty (30) days, to provide such time to cure the objections if Seller elects to attempt to cure. If Seller fails to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections. If Buyer terminates, the earnest money, less any independent consideration under Paragraph 8B, will be refunded to Buyer.

(3)
Buyer’s failure to timely object or terminate under this Paragraph 7D is a waiver of Buyer’s right to object except that Buyer will not waive the requirements in Schedule C of the commitment which are intended to be removed at or before Closing.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

8.   PROPERTY CONDITION:

A.	Present Condition: Buyer accepts the Property in its present "as is" condition.

Disclaimer of Representations and Warranties by Seller. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN PARAGRAPH 10 AND OTHER PROMISES, COVENANTS AND OTHER PROVISIONS CONTAINED IN THIS CONTRACT, INCLUDING BUT NOT LIMITED TO, THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED (AS DEFINED BELOW), SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW) OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT AS PROVIDED IN THIS CONTRACT, AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY, EXCEPT FOR ANY CLAIMS EMINATING FROM THIS AGREEMENT AND/OR THE BREACH THEREOF. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION THAT IS GENERATED FROM THIRD PARTIES. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS.  IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE FOR THE PROPERTY HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. BUYER HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND, SAVE AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL DEBTS, DUTIES, OBLIGATIONS, LIABILITIES, SUITS, CLAIMS, DEMANDS, CAUSES OF ACTION, DAMAGES, LOSSES, FEES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES AND COURT COSTS) IN ANY WAY RELATING TO, OR IN CONNECTION WITH OR ARISING OUT OF BUYER’S ACQUISITION, OWNERSHIP, LEASING, USE, OPERATION, MAINTENANCE AND MANAGEMENT OF THE PROPERTY, WHICH ACCRUED AFTER THE CLOSING OF THIS TRANSACTION. THE PROVISIONS OF THIS SECTION 8.A SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

B.	Feasibility Period: Buyer may terminate this contract for any reason within thirty (30) days after the Effective Date (feasibility period) by providing Seller written notice of termination.

If Buyer terminates under this Paragraph 8B, the earnest money will be refunded to Buyer less $100.00 that Seller will retain as independent consideration for Buyer’s unrestricted right to terminate. Buyer has tendered the independent consideration to Seller upon payment of the amount specified in Paragraph 5A to the escrow agent. The independent consideration is to be credited to the sales price only upon closing of the sale. If no dollar amount is stated in this Paragraph 8B or if Buyer fails to deposit the earnest money, Buyer will not have the right to terminate under this Paragraph 8B.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

C.	Inspections, Studies, or Assessments:

(1)  During the feasibility period, Buyer, at Buyer’s expense, may complete or cause to be completed any and all inspections, studies, or assessments of the Property (including all improvements and fixtures) desired by Buyer. Buyer at its sole expense and liability shall have the right to conduct environmental assessments of the Property. Seller will provide to Buyer all Environmental Assessments in its possession. Seller will provide, or will designate a person with general knowledge of the use and condition of the Property to provide existing, available information requested by Buyer or Buyer's agent or representative regarding the use and condition of the Property. Seller will cooperate with Buyer in obtaining and providing to Buyer or its agent or representative information regarding the Property.

(2)  Buyer must:

(a)	employ only trained and qualified inspectors and assessors;
(b)	notify Seller, in advance, of when the inspectors or assessors will be on the Property;
(c)	abide by any reasonable entry rules or requirements of Seller;
(d)	not interfere with existing operations or occupants of the Property; and
(e)  restore the Property to its original condition if altered due to inspections, studies, or assessments that Buyer completes or causes to be completed.

(3) Except for those matters that arise from the negligence of Seller or Seller’s agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expense resulting from Buyer’s inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller’s agents against any claim involving a matter for which Buyer is responsible under this paragraph. This paragraph survives termination of this contract.

D.	Property Information: Solely to the extent that the following items of information currently exist and are within Seller’s current possession:

(1) Delivery of Property Information: Within ten (10) days after the Effective Date, Seller will deliver to Buyer:

☑ (a) a current rent roll of all leases affecting the Property certified by Seller as true and correct which are not to be terminated at or before Closing;
☑ (b) copies of all current leases pertaining to the Property, including any modifications, supplements, or amendments to the leases which are not to be terminated at or before Closing;
☑ (c) a current inventory of all personal property to be conveyed under this contract and copies of any leases for such personal property;
☑ (d) copies of all current service, maintenance, and management agreements relating to the ownership and operation of the Property;
☑ (e) copies of current utility capacity letters from the Property’s water and sewer service provider;
☑ (f) copies of all current warranties and guaranties relating to all or part of the Property;
☑ (g) copies of fire, hazard, liability, and other insurance policies that currently relate to the Property;
☑ (h) copies of all leasing or commission agreements that currently relate to all or part of the Property;
☑ (i) a copy of the “as-built” plans and specifications and plat of the Property;
☑ (j) copies of all invoices for utilities and repairs incurred by Seller for the Property in the 24 months immediately preceding the Effective Date;
☑ (k) copies of all previous environmental assessments, geotechnical reports, studies, or analyses made on or relating to the Property;
☑ (l) real & personal property tax statements for the Property for the previous 2 calendar years; and
☑ (m) occupancy permits for the Property

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

(2)  Return of Property Information: If this contract terminates for any reason, Buyer shall, not later than 10 days after the termination date: (a) return to Seller all those items described in Paragraph 8D(1) that Seller delivered to Buyer and all copies that Buyer made of those items; and (b) deliver copies of all inspection and assessment reports related to the Property that Buyer completed or caused to be completed pursuant to Paragraph 8C. This Paragraph 8D(2) survives termination of this contract.

E.
Contracts Affecting Operations: Until closing, Seller: (1) will operate the Property in the same manner as on the Effective Date under reasonably prudent business standards; and (2) will not transfer or dispose of any part of the Property, any interest or right in the Property, or any of the personal property or other items described in Paragraph 2B or sold under this contract save and except for normal wear and tear of personal property in the usual course of business. Seller may not enter into, amend, or terminate any other contract that affects the operations of the Property or Tenant Lease or License without Buyer’s written approval.

9.	LEASES:

A.
Pursuant to Section 2.3(vi) of the Stock Purchase Agreement referred to in Paragraph 13.A, all Lease Agreements which exist by and between Green Star, Inc., Fine Dining, Inc., Blue Star Entertainment, Inc., Adelphi Group, Ltd. and/or PNYX, Ltd. shall be terminated effective as of the Closing Date. All rights of Lessor under any such Lease Agreement shall remain Seller’s sole property including the right of Seller to forgive any amounts owed under such Leases. Likewise, all liabilities and obligations to Lessees under such Leases shall remain Seller’s sole obligation. The Lease that exists between PNYX, Ltd., a Texas limited partnership and Valentin Monsivalv and Anselmo Sifuentes d/b/a Aladdin Car Wash (the “Car Wash Lease”) shall be assigned to Buyer at Closing. Except for the Car Wash Lease, all rights of Lessor under all such other lease agreements shall remain Seller’s sole property and likewise all liabilities under all such other lease agreements shall remain Seller’s sole obligation.

B.
Estoppel Certificates: Except for the Car Wash Lease, all Lease Agreements related to the Adelphi real property and/or the PNYX real property shall have been terminated at Closing. The only Estoppel Certificates that shall be required shall be from any third party Tenant (e.g., the Car Wash) which Buyer elects to retain.

10.	REPRESENTATIONS OF SELLER: See Exhibit “D” attached hereto.

11.	CLOSING:

A.	The date of the closing of the sale (closing date) will be on or before the later of:

(1)	☑ January 2, 2012 or the date on which Buyer has obtained all required approvals and authorizations as set forth in Paragraph 13.C whichever occurs later.

(2)	☑ 5 days after objections made under Paragraph 7D have been cured or waived and subject to and conditioned on the Special Provisions contained in Paragraph 13 below.

B.	If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 16.

C.
At closing, Seller will execute and deliver to Baby, a ☐  general   ☑ special warranty deed. The deed must include a vendor’s lien if any part of the sales price is financed. The deed must convey good and indefeasible title to the Property and show no exceptions other than those permitted under Paragraph 7 or other provisions of this contract. Seller must convey the Property:

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

(1)	with no liens, assessments, or Uniform Commercial Code or other security interests against the Property which will not be satisfied out of the sales price, unless securing loans Buyer assumes; and
(2)	with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract.

D.	At closing, Seller, at Seller’s expense, will also deliver to Buyer:

(1)	a Special Warranty Deed, free and clear of all liens and encumbrances except as herein provided;
(2)	tax statements showing no delinquent taxes on the Property;
(3)	a bill of sale with warranties of title conveying title, free and clear of all liens, to any personal property defined as part of the Property in Paragraph 2 or sold under this contract;
(4)	an assignment of all leases which have not been terminated, if any, to or on the Property with full warranties of title and free and clear of all liens and encumbrances;
(5)	to the extent that the following items are assignable, an assignment to Buyer of the following items as they relate to the Property or its operations;
(a)	licenses and permits;
(b)	maintenance, management, and other contracts; and
(c)	warranties and guaranties;
(6)	evidence that the person executing this contract is legally capable and authorized to bind Seller;
(7)
an affidavit acceptable to the escrow agent stating that Seller is not a foreign person or, if Seller is a foreign person, a written authorization for the escrow agent to: (i) withhold from Seller’s proceeds an amount sufficient to comply applicable tax law; and (ii) deliver the amount to the Internal Revenue Service together with appropriate tax forms;

(8)
any notices, statements, certificates, affidavits, releases, and other documents required by this contract, the commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Seller as necessary; and

(9)	Estoppel Certificate(s) for any tenant for which the lease is not to be terminated.

E.	At closing, Buyer will:

(1)	pay the agreed portion of the sales price in good funds acceptable to the escrow agent;
(2)	deliver evidence that the person executing this contract and the closing documents is legally capable and authorized to bind Buyer;
(3)
execute all loan documents in favor of Seller including the Promissory Notes secured by a Vendor’s  Lien and Deed of Trust liens and security interests in and to all the outstanding shares of Green Star, Inc., and Fine Dining Club, Inc. as well as the appropriate stock pledges and stock powers, Mortgagees Title Policy; and

(4)	execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale, including Seller finance documents..

F.
Unless otherwise agreed by the parties before closing, the Closing Documents for which forms exist in the current edition of the Texas Real Estate Forms Manual (State Bar of Texas) will be prepared using those forms or the most recent documents contained in Pro-Doc. All Closing Documents will be prepared by Buyer’s attorney but shall be subject to the reasonable approval of Buyer, Seller and/or Buyer’s and Seller’s counsel.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

12.
POSSESSION: Seller will deliver possession of the Property to Buyer upon closing and funding of this sale in its present condition with any repairs Seller is obligated to complete under this contract, ordinary wear and tear excepted.

13.	SPECIAL PROVISIONS:

A.	This Agreement is subject to the simultaneous closing of the following stock purchase transactions by the Buyer or affiliated companies of the Buyer:

Stock Purchase Agreement by and among Green Star, Inc., Fine Dining Club, Inc., Blue Star Entertainment, Inc., Thanasi Mantas, RCI Dining Services (Stemmons), Inc., RCI Dining Services (Inwood), Inc. and RCI Dining Services (Stemmons 2), Inc. (“Stock Purchase Agreement”). Adelphi Group Limited and PNYX Limited are parties and signatories to the Stock Purchase Agreement.

B.	This Agreement is also subject to the simultaneous closing of the following real estate transaction by the Buyer or affiliated companies of the Buyer:

Agreement For Purchase and Sale of Real Estate owned by PNYX, Ltd. located at 7506 John West Carpenter Freeway, Dallas, Texas 75247 and 1449 Inwood Road, Dallas, Texas 75247 (“Real Estate Transaction with PNYX”).

C.	This Contract is subject to the Buyer or its affiliates having obtained all required approvals and authorizations for:
(1)
revised RM Mixed Beverage License in the name of Fine Dining, Inc. and/or such other entity as Buyer may select reflecting the change in corporate control resulting from the sale of Fine Dining shares to RCI Dining for sale of alcoholic beverages on the Silver City Premises located at 7501 N. Stemmons Freeway;

(2)
a sexually oriented business license issued by the City of Dallas for Suite A, 7501 N. Stemmons Freeway to operate an adult cabaret featuring adult topless entertainment in the name of Green Star, Inc. d/b/a Silver City based upon a revised Application which reflects the sale of Green Star shares to RCI Stemmons;

(3)	a dance hall license issued by the City of Dallas for Suite A, 7501 N. Stemmons Freeway; and
(4)
if Buyers so elect a sexually oriented business license issued by the City of Dallas, Texas for 1449 Inwood Road to operate an adult cabaret featuring adult topless entertainment by Blue Star after a revised Application has been filed to reflect the sale of shares to RCI Inwood.

The Closing of this Contract will be subject to and conditioned on the simultaneous closing of the Stock Purchase Agreement and the Real Estate Transaction with PNYX referred to immediately above in Paragraph 13 A. and Paragraph 13 B., respectively. In the event that either the Stock Purchase Agreement or the Real Estate Transaction with PNYX are terminated, then this Contract shall automatically terminate. All deposits shall be returned to Buyer except the independent consideration which shall be retained by Seller.

D.
All existing Lease Agreements by and between Adelphi, PNYX, Fine Dining, Green Star, and/or Blue Star shall be terminated at Closing. All rights of Lessor under any such Lease Agreement shall remain Seller’s sole property. Likewise, all liabilities under such Leases shall remain Seller’s sole property and likewise, all liabilities under such Leases shall remain Seller’s sole obligation.

14.	SALES EXPENSES:

A.	Seller’s Expenses: Seller will pay for the following at or before closing:
(1)	releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;
(2)	release of Seller’s loan liability, if applicable;
(3)	tax statements or certificates;

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

(4)	preparation of the deed and any bill of sale;
(5)	one-half of any escrow fee;
(6)	costs to record any documents to cure title objections that Seller must cure; and
(7)	other expenses that Seller will pay under other provisions of this contract, including Owner Title Policy and Survey.

B.	Buyer’s Expenses: Buyer will pay for the following at or before closing:
(1)	preparation fees for loan documents;
(2)	recording fees for the deed and any deed of trust;
(3)	premiums for flood and hazard insurance as may be required by Buyer’s lender;
(4)	one-half of any escrow fee; and
(5)	other expenses that Buyer will pay under other provisions of this contract including Survey exceptions amendments and Mortgagees Title Policy.

15.	PRORATIONS:

A.	Prorations:

(1)	Taxes, rents, and insurance will be prorated through the closing date.
(2)
If the amount of ad valorem taxes for the year in which the sale closes is not available on the closing date, taxes will be prorated on the basis of taxes assessed in the previous year. If the taxes for the year in which the sale closes vary from the amount prorated at closing, the parties will adjust the prorations when the tax statements for the year in which the sale closes become available. This Paragraph 15A(2) survives closing.

(3)
Seller will transfer all reserve deposits held by the Seller or Seller’s lender for the payment of taxes, insurance premiums, and other charges to Buyer at closing without the payment of additional funds.

B.
Rollback Taxes: If Seller changes the use of the Property before closing or if a denial of a special valuation on the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Seller. If this sale or Buyer’s use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 15B survives closing.

16.	DEFAULT:

A.	If Buyer fails to comply with this contract, Buyer is in default and Seller may:
(1)	terminate this contract and receive the earnest money, as liquidated damages and as Seller’s sole remedy; or
(2)	seek any other relief provided by law. Seller ☑ may ☐ may not enforce specific performance.

B.	If, without fault, Seller is unable within the time allowed to deliver the survey or the commitment, Buyer may:

(1)	extend the time for performance up to fifteen (15) days and the closing will be extended as necessary.

C.    If Seller fails to comply with this contract, Seller is in default and   Buyer may:

(1)	terminate this contract and receive the earnest money, less any independent consideration under Paragraph 8B, as liquidated damages and as Buyer’s sole remedy; or
(2)	enforce specific performance, or seek such other relief as may be provided by law, or both.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

17.	CASUALTY LOSS AND CONDEMNATION:

A.
If any part of the Property is damaged or destroyed by fire or other casualty after the Effective Date and Seller elects not to restore the Property to its previous condition as soon as reasonably possible and not later than the closing date or If, without fault, Seller is unable to do so, Buyer may:

(1)	terminate this contract and the earnest money, less any independent consideration under Paragraph 8B, will be refunded to Buyer;
(2)	extend the time for performance up to forty five (45) days and closing will be extended as necessary; or
(3)
accept at closing: (i) the Property in its damaged condition; (ii) an assignment of any insurance proceeds Seller is entitled to receive along with the insurer’s consent to the assignment; and (iii) a credit to the sales price in the amount of any unpaid deductible under the policy for the loss.

B.	If before closing, condemnation proceedings are commenced against any part of the Property, Buyer may:
(1)
terminate this contract by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 8B, will be refunded to Buyer; or

(2)
appear and defend the condemnation proceedings and any award will, at Buyer’s election, belong to: (a) Seller and the sales price will be reduced by the same amount; or (b) Buyer and the sales price will not be reduced.

18.
ATTORNEY’S FEES: If Buyer, Seller, or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney’s fees. This Paragraph 18 survives termination of this contract.

19.	ESCROW:

A.
At closing, the earnest money will be applied first to any cash down payment, then to Buyer’s closing costs, and any excess will be refunded to Buyer. If no closing occurs, escrow agent may require a written release of liability of escrow agent from all parties.

B.
If one party makes written demand for the earnest money, escrow agent will give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 15 days after the date escrow agent sent the demand to the other party, escrow agent may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors.

C.	Escrow agent will deduct any independent consideration under Paragraph 7B(1) before disbursing any earnest money to Buyer and will pay the independent consideration to Seller.

D.	If escrow agent complies with this Paragraph 19, each party hereby releases escrow agent from all claims related to the disbursal of the earnest money.

E.	Notices under this Paragraph 19 must be sent by certified mail, return receipt requested. Notices to escrow agent are effective upon receipt by escrow agent.

F.
Any party who wrongfully fails or refuses to sign a release acceptable to escrow agent within 7 days after receipt of the request will be liable to the other party for liquidated damages in an amount equal to the sum of: (i) three times the amount of the earnest money; (ii) the earnest money; (iii) reasonable attorney's fees; and (iv) all costs of suit.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

20.	1031 EXCHANGE:

Buyer and Seller acknowledge and agree that Seller may intend to complete this transaction as a part of an exchange of like-kind properties in accordance with Section 1031 of the Internal Revenue Code, as amended. All expenses in connection with the contemplated exchange will be paid by the exchanging party. The other party will not incur any expense or liability with respect to the exchange. The parties agree to cooperate fully and in good faith to arrange and consummate the exchange so as to comply to the maximum extent feasible with the provisions of Section 1031 of the Internal Revenue Code. The other provisions of this contract will not be affected in the event the contemplated exchange fails to occur, the non exchanging party shall have no obligation to locate, contract for, or take title to any property that Seller may wish to acquire or to incur any indebtedness or other obligation as a part of the Buyer’s agreement to cooperate.

21.	MATERIAL FACTS: To the best of Seller’s knowledge and belief: (Check only one box.)

Seller is not aware of any material defects or material adverse conditions or hazards to the Property except as stated in Exhibit “F” attached hereto and made a part hereof for all purposes.

22.
NOTICES: All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties addresses or facsimile numbers stated in Paragraph 1. Any address for notice may be changed by written notice delivered as provided herein. Copies of each notice must be given by one of these methods to the attorney of the party to whom notice is given.

☑	A. Seller also consents to receive any notices by e-mail at Seller’s e-mail address stated in Paragraph 1.
☑	B. Buyer also consents to receive any notices by e-mail at Buyer’s e-mail address stated in Paragraph 1.

23.  MISCELLANEOUS PROVISIONS

1.           Entire Contract. This contract, together with its exhibits, and any Closing Documents delivered at closing constitute the entire agreement of the parties concerning the sale of the Property by Seller to Buyer. There are no oral representations, warranties, agreements, or promises pertaining to the sale of the Property by Seller to Buyer that are not expressly set forth in those documents.

2.           Amendment.   This contract may be amended only by an instrument in writing signed by the parties.

3.           Assignment. Buyer may not assign this contract and Buyer's rights under it without Seller’s prior consent which shall not be unreasonably withheld for an assignment only to a related entity in which Buyer possesses, directly or indirectly, the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities or otherwise and any other assignment is void. No such assignment relieves Buyer of its obligations under this contract, and Buyer and the assignee will be jointly and severally liable for the performance of such obligations after any such assignment.

4.           Survival. The provisions of this contract that expressly survive termination or closing and other obligations of this contract that cannot be performed before termination of this contract or before closing survive termination of this contract or closing, and the legal doctrine of merger does not apply to these matters. If there is any conflict between the Closing Documents and this contract, the Closing Documents will control.

5.           Choice of Law; Venue. This contract is to be construed under the laws of the State of Texas, without regard to choice-of-law rules of any jurisdiction. Venue is in Dallas County.

6.           Waiver of Default. Default is not waived if the nondefaulting party fails to declare immediately a default or delays taking any action with respect to the default.

7.           No Third-Party Beneficiaries.   There are no third-party beneficiaries of this contract.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

8.           Severability. If a provision in this contract is unenforceable for any reason, to the extent the unenforceability does not destroy the basis of the bargain among the parties, the unenforceability does not affect any other provision of this contract, and this contract is to be construed as if the unenforceable provision is not a part of the contract.

9.           Ambiguities Not to Be Construed against Party Who Drafted Contract. The rule of construction that ambiguities in a document will be construed against the party who drafted it does not apply in interpreting this contract.

10.         No Special Relationship. The parties' relationship is an ordinary commercial relationship, and they do not intend to create the relationship of principal and agent, partners, joint venturers, or any other special relationship.

11.         Counterparts, Facsimile/Electronic Transmission. If this contract is executed in multiple counterparts, all counterparts taken together constitute this contract. Copies of signatures to this contract are effective as original signatures.

12.        Confidentiality. This contract, this transaction, and all information learned in the course of this transaction shall be kept confidential, except to the extent disclosure is required by law or court order or to enable third parties to advise or assist Buyer to investigate the Property or either party to close this transaction except to the extent required by law or court order, no documents reflecting the pendency of these transactions shall be filed in any public record and both Buyer and Seller shall advise the title company, the escrow agent and all third parties involved of their obligation to maintain the confidentiality of this transaction except that the parties hereto are authorized to share any information with their attorneys, accountants or other professionals for professional purposes or otherwise.

13.         Broker Indemnification. Buyer and Seller each indemnify and agree to defend and hold the other party harmless from any loss, attorney's fees, and court and other costs arising out of a claim by any person or entity claiming by, through, or under the indemnitor for a broker's or finder's fee or commission because of this transaction or this contract. Seller expressly represents that it has not been represented in this transaction by a broker or any third parties and that no person or entity has any claim for a broker or finder’s fee or commission because of this transaction or this contract.

14.         Binding Effect. This contract binds benefits and may be enforced by the parties and their respective heirs, successors, and permitted assigns.

15         Waiver of Jury Trial. Buyer and Seller, each after consultation with an attorney of its own selection (which counsel was not directly or indirectly identified, suggested, or selected by the other party), both voluntarily waive a trial by jury of any issue arising in an action or proceeding between the parties or their successors, under or connected with this contract or its provisions. Buyer and Seller acknowledge to each other that Buyer and Seller are not in significantly disparate bargaining positions.

16.        IRS Reporting Requirements. The Title Company is hereby designated as the "reporting person" under Section 6045 of the Internal Revenue Code of 1986 (as amended), and the regulations promulgated thereunder, and shall be responsible for filing the information return required thereunder.

17.        Effective Date. Shall be the date in which this contract has been fully executed by all Parties and received by the Title Company.

18.        Time is of the Essence.  Time is of the Essence in all provisions of this Agreement.

19.        Deadlines and other Dates. All deadlines in this contract expire at 6:00 P.M. local time where the Property is located. If a deadline falls on a Saturday, Sunday, or national holiday, the deadline will be extended to the next day that is not a Saturday, Sunday, or national holiday. A national holiday is a holiday designated by the federal government. Time is of the essence.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

24.	ADDITIONAL NOTICES: See Exhibit “E” attached hereto.

25.  CONTRACT AS OFFER: The execution of this contract by the first party constitutes an offer to buy or sell the Property. Unless the other party accepts the offer by 6:00 p.m., in the time zone in which the Property is located, on ________________________ the offer will lapse and become null and void.

READ THIS CONTRACT CAREFULLY. The brokers and agents make no representation or recommendation as to the legal sufficiency, legal effect, or tax consequences of this document or transaction. CONSULT your attorney BEFORE signing.

Seller:	Adelphi Group, Ltd.		Buyer:	RCI Holdings, Inc.

By: Althkos, Inc., its General Partner				By: Eric Langan, President

	By (signature):	/s/ Alexi Mantas		By (signature):	/s/ Eric Langan
	Printed Name: Alexi Mantas			Printed Name: Eric Langan
	Title: President			Title: President

ATTORNEYS REQUEST

Seller’s Attorney:	Roger Albright	Buyer’s Attorney: Robert Axelrod
Address:	3301 Elm Street, Dallas, TX 75226	Address:5300 Memorial Drive, Suite 700, Houston, Texas
Phone & Fax:214-939-9224 214-939-9229		Phone & Fax:713-861-1996 Ext. 2; 713-552-0202
E-mail: ralaw@rogeralbright.com		E-mail:rdaxel@asklawhou.com

Seller’s attorney requests copies of documents, notices, and other information:		Buyer’s attorney requests copies of documents, notices, and other information:
☑ the title company sends to Buyer.		☑ the title company sends to Seller.
☑ Seller sends to Buyer.		☑ Buyer sends to Seller.

ESCROW RECEIPT

Escrow agent acknowledges receipt of:
☐  A. the contract on this day (Effective Date);
☐  B. earnest money in the amount of $ _____ in the form of __________.

Escrow Agent:	Address:

By:	Phone & Fax:

Assigned file number (GF#):	E-mail:

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

EXHIBIT A: 7501 North Stemmons Freeway Legal Description

Address: 7501 North Stemmons Freeway    Dallas, Texas 75247

BEING, a part of the James McLaughlin Survey, Abstract No. 845, and being a part of Block E-1/7940 of Empire Central Addition, an addition to the City of Dallas, according to the plat recorded in Volume 34 at page 203 of the Map Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING, at a point in the Southwest line of Stemmons Freeway (Interstate Highway No. 35E), said point being the most Easterly corner of said Block E-1/7940, an X cut for corner;

THENCE, South 70 degrees 58 min. 27 sec. West, along the dividing line between said Block E-1/7940 and Block E-4/7940 of said Empire Central Addition, a distance of 306.84 feet, an iron rod found for corner;

THENCE, North 51 degrees 51 min. West, a distance of 470.05 feet to the most Southerly corner of a tract of land conveyed to J.L. Williams and Sanders H. Campbell by deed filed 9/20/65 in the Deed Records of Dallas County, Texas, an iron rod found for corner;

THENCE, North 70 degrees 58 min. 27 sec. East, along the South line of said Campbell tract, a distance of 568.9 feet to a point in said Southwest line of Stemmons Freeway, an iron rod found for corner;

THENCE, South 17 degrees 01 min. 33 sec. East, continuing along said Southwest line, a distance of 176.92 feet to the Place of Beginning

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

EXHIBIT B: 7600 John West Carpenter Freeway Legal Description

Address: 7600 John Carpenter Freeway, Dallas TX 75247

BEING a part of Block E-3/7940 of EMPIRE CENTRAL ADDITION, an addition to the City of Dallas, Dallas County, Texas, recorded in Volume 34, Page 203 of the Map Records of Dallas County, Texas, and also being a part of that same tract of land described in deed to Cresticon, Inc., recorded in Volume 84149, Page 2888 of the Deed Records of Dallas County, Texas, and said easement being more particularly described as follows:

COMMENCING at the westernmost corner of a corner cut-off line at the present intersection of the northwest R.O.W. line of Mockingbird Lane (a 135' R.O.W.) with the northeast R.O.W. line of John W. Carpenter Freeway (State Highway 183- a variable width R.O.W.); THENCE N 51'51'00" W, 467.00' to a point; THENCE N 53'45'33" W,

300.17' to a point; THENCE N 51 '51 '00" W, 66.00' to the POINT OF BEGINNING:

THENCE N 38'09'00" W, 386.14' to a point for corner:

THENCE N 19'01 '33" W, 83.88' to a point for corner in the south line of that same tract of land described in deed to J.L Williams, recorded in Volume 85089, Page 1248 of the Deed of Records of Dallas County, Texas;

THENCE S 70'58'27" W, 12.00' along the south line of said Williams property to a point for corner;

THENCE S 19'01 '33" E, 77.35' to a point for corner;

THENCE S 38'09'00" E, 379.60' to a point for corner in the northeast line of John W. Carpenter Freeway;

THENCE S 51'51'00" E, 12.00' along the northeast line of John W. Carpenter Freeway to the point of beginning and containing 5561.81 square feet or 0.1277 acres of land.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

EXHIBIT C: ADDENDUM TO COMMERCIAL CONTRACT
FOR SELLER FINANCING AGREEMENT
BETWEEN THE UNDERSIGNED PARTIES
CONCERNING THE PROPERTY AT

7501 N Stemmons Freeway, Dallas, Texas 75247 (Exhibit A)
and
7600 John W Carpenter Freeway, Dallas, Texas 75247 (Exhibit B)

The portion of the Sales Price not payable in cash will be paid as follows:

SELLER FINANCING:

(1)   At closing, Buyer (Maker) will execute and deliver a secured promissory note from Buyer in favor of Seller (Payee) in the amount of $6,200,000.00, initially bearing 5.5% interest per annum (see below for adjustment). Matured, unpaid amounts will bear interest at the maximum rate of interest allowed by law (the “Adelphi Note”).

(2)	The terms and condition of the Adelphi Note are as follows:

(1)	Payments of interest only for months one (1) through twelve (12) with payments commencing 30 days after Closing;

(2)
Thereafter, one hundred and nineteen (119) equal monthly installments of principal and interest, based upon a fifteen (15) year amortization schedule, with a balloon payment of all outstanding principal and interest due thereon on the one hundred and thirty second (132nd) month from the date of execution of the Adelphi Note, provided however, that

(a)
The Payee shall have a onetime right, effective the sixty-first (61st) month after the date of execution of the Adelphi Promissory Note to adjust the existing interest rate from five and one-half percent (5.5%) per annum to “prime” plus two and one-half percent (2.5%) based upon the “prime” rate established in the Wall Street Journal on the 61st month after the execution of the Adelphi Note, but in no event to exceed nine percent (9%) per annum;

(b)	At the end of the forty-eight (48th) month, the Payee shall have the right, with one hundred and eighty (180) days advance notice to the Maker to require a principal draw down payment of $500,000; and

(c)
Thirty-six (36) months after the payment of the initial $500,000 draw down of principal, if such event shall occur, the Payee shall have the additional right, with one hundred and eighty (180) days notice to the Maker to require a further principal draw down payment of $500,000.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

In the event that any draw down principal payments are made, then the monthly principal and interest payments due thereafter will be adjusted to reflect the then outstanding principal balance of the Adelphi Note. The initial monthly payment for the Adelphi Note shall be due thirty (30) days after the date of closing of all of the Stock Purchase Agreement and the Real Estate Transaction with PNYX set forth in Paragraph 13 of this Contract, with each subsequent monthly payment due thereafter.

(3)   The Adelphi Note will be secured by a Vendor’s Lien and deed of trust liens and security interests in and to all of the outstanding shares of Green Star, Inc., and Fine Dining Club, Inc. and an assignment of leases payable at the place designated by Seller.

(4)   The Adelphi Note will provide that if Buyer fails to timely pay an installment within ten (10) days after the installment is due, Buyer will pay a late fee equal to 5% of the installment not paid.

(5)    The Adelphi Note will provide for liability (corporate) against the Maker in the event of default.

(6)   The Adelphi Note may be prepaid in whole or in part at any time without penalty. Any prepayments are to be applied to the payment of the installments of principal last maturing and interest will immediately cease on the prepaid principal.

(7)   The Buyer is executing a similar note simultaneously herewith with PNYX, Ltd. as Payee. It is agreed that if Buyer defaults (declared after any cure period) in the PNYX Note or any promissory notes to be executed by affiliates of Buyer (the “Affiliate Notes”) in connection with the Stock Purchase Agreement referred to in Paragraph 13 of this Contract, it shall constitute a default in the Adelphi Note, likewise a default in the Adelphi Note will constitute a default in the PNYX Note and the Affiliate Notes.

(8)   The Adelphi Note will contain a provision for a cure period on ten (10) days written notice for a monetary default and a thirty (30) day written notice for a nonmonetary default. If the default is cured within the above-mentioned time periods it shall not be declared an event of default and the Note will proceed as if no default had occurred. No more than two (2) written notices of default are required in any twelve (12) month period.

(9)   The Adelphi Note will contain a provision that in the event that Buyer or any of its affiliates directly or indirectly acquire any interest (whether by leasehold or otherwise) in any real property located within a 1,000 foot radius of the Property and an application or “prospective” application for a sexually oriented business license for the acquired property is or has been filed with the City of Dallas, then such event shall be deemed a default under the Adelphi Note, and a default under the PNYX Note and the Affiliate Notes.

(10) Buyer, at Buyer’s expense, will furnish Seller with a mortgagee title policy in the amount of the Adelphi Note at closing.

(11) If all or any part of the Property is sold or conveyed without Seller’s prior written consent, Seller, at Seller’s option, may declare the outstanding principal balance of the Adelphi Note, plus accrued interest, immediately due and payable. Any of the following is not a sale or conveyance of the Property:

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

(a)	the creation of a subordinate lien;
(b)	a sale under a subordinate lien;
(c)	a deed under threat or order of condemnation;
(d)	a conveyance solely between the parties or by the Buyer to an affiliate of the Buyer; or
(e)	the passage of title by operation of law.

(12)  The Adelphi Note will include a provision for reasonable attorney’s fees for any collection action.

(13)  The loan documents to be prepared by Buyer’s counsel to the reasonable satisfaction of Seller’s counsel.

(14)  The Buyer will be entitled to indemnification as a result of a breach by the Seller of any of the terms and provisions of this Contract, including but not limited to undisclosed liabilities related to the Property which were incurred prior to Closing and result in a claim against the Buyer and/or the Property. If the Buyer is entitled to indemnification, the Buyer shall have the right to offset any such claims which have been paid by the Buyer or for which the Buyer has an obligation to pay against any obligations that are then due and payable to the Seller. However, prior to exercising any such right to offset, the Buyer shall first give the Seller written notice of the claim made against the Buyer and/or the Property and provide Seller with the opportunity to either defend against such claim or to pay, settle or otherwise compromise such claim. Seller shall be given a reasonable period of time, not to exceed forty-five (45) days from receipt of written notice to resolve such claim prior to Buyer exercising its right to offset. If and only if, Seller fails to timely appropriate action to resolve such claim such Right of Offset shall include necessary and reasonable attorney’s fees and costs in the defense of any such breached obligation by the Seller. In addition, in the event that any of the Companies or the Purchasers (as defined in the Stock Purchase Agreement referred to in Paragraph 13A.) are entitled to indemnification in accordance with Article X, Section 11.1 and/or Section 11.3 of the Stock Purchase Agreement, which closing is an integral part hereof, including the payment by the Purchasers of any debts or liabilities resulting from the purchase of the shares of the Companies (as defined in the Stock Purchase Agreement referred to in Paragraph 13A) which were incurred prior to the Closing Date of the Stock Purchase Agreement, including, but not limited to, any obligations or liabilities to pay the Patron Tax and any claim of alleged misclassification of entertainers as independent contractors by any individual or governmental agency or any other claim alleging violations of any labor laws by any individual or governmental agency, then Purchasers and the Companies shall have the right to offset any such amount from any obligations that are then due and payable to the Seller under the Adelphi Note subject to Seller’s rights to notice and opportunity to resolve set forth herein. Notwithstanding the foregoing, neither the Companies nor the Buyers may affect any settlement or compromise of any tax or wage liability which would be owed by Seller as set forth in Article X or Article XI for which the Companies or the Purchasers would be entitled to a right of offset under this provision without the prior written consent of the Seller, which consent will not be unreasonably withheld.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

EXHIBIT D: SELLER’S REPRESENTATIONS

A.	Seller's Representations to Buyer

   Seller represents to Buyer that the following are true and correct as of the Effective Date.

1.           Authority. Seller has full power authority to perform its obligations under this contract. This contract is binding on Seller. This contract is, and all documents required by this contract to be executed and delivered to Buyer at closing will be, duly authorized, executed, and delivered by Seller.

2.           Litigation. There is no litigation pending or threatened against Seller that might affect the Property or Seller's ability to perform its obligations under this contract, except: ___________.

3.           Violation of Laws. Seller has not received written notice of any violation or alleged violation of any legal requirement affecting the Property, including, without limitation, any violation or alleged violation of any building, zoning, subdivision, fire, safety, health, environmental, accessibility, or other codes, laws, ordinances, statutes, regulations, rules or orders of city, county, state and/or federal authorities with jurisdiction in these matters.

4.           Licenses, Permits, and Approvals. Seller has not received notice that any license, permit, or approval necessary to use the Property in the manner in which it is currently being used will not be renewed on expiration or that any material condition will be imposed to use or renew the same, except: ___________.

5.           Condemnation; Zoning; Land Use; Hazardous Materials. Seller has not received notice and has no knowledge of any condemnation, zoning, or land-use proceedings affecting the Property or any inquiries or notices by any governmental authority or third party with respect to condemnation.

6.           No Other Obligation to Sell the Property or Restriction against Sale. Seller has not obligated itself to sell all or any portion of the Property to any person other than Buyer. Seller's performance of this contract will not cause a breach of any other agreement or obligation to which Seller is a party or to which it is bound.

7.           No Liens. On the Closing Date, the Property will be free and clear of all mechanic's and materialman's liens and all other liens and encumbrances of any nature except the Permitted Exceptions or liens to which Buyer has given its consent in writing, and, and no work or materials will have been furnished to the Property that might give rise to mechanic's, materialman's, or other liens against the Property other than work or materials to which Buyer has given its consent in writing (Dallas Property only).

8.          “As Is, Where Is”.   Seller is conveying the Properties at Closing to Buyer “As Is, Where Is”

9.           Environmental Matters. To the best of Seller's knowledge and belief, the Properties are not in violation of any state, local or federal statutes, laws regulations, ordinances, rules or guidance pertaining to health or the environment ("Environmental Laws"), including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), and the Resource Conservation and Recovery Act of 1976 (RCRA), nor, to the best of Seller's knowledge and belief, are the Properties subject to any existing, pending or threatened investigation or inquiry by any governmental authority with respect to Environmental Laws or any demands, suspected or known, for remedial obligations under Environmental Laws. To the best of Seller’s knowledge and belief, there are no underground storage tanks located beneath the Properties. The term "hazardous substances" shall be defined as any compound, substance or material listed in any state, federal and local statute, law, regulation, ordinance, rule or guidance as regulated, hazardous, or toxic. The term "released" shall have the meaning specified in CERCLA. The terms "solid wastes" and "disposed" shall have the meanings specified in RCRA. However, to the extent that the laws of the State of Texas establish a meaning for "hazardous substances", "released", "solid wastes", or "disposed" which is broader than that specified in any federal statutes, such broader meaning shall apply.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

10.        Legal Capacity. Seller is a limited partnership duly organized and in good standing under the laws of the State of Texas, is duly qualified to do business in and in good standing under the laws of the State of in which the Real Property is located and is not a foreign person within the meaning of Section 1445 of the internal Revenue Code.

11.        Enforceability. This Agreement and all documents required hereby to be executed by Seller, when so executed, shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

12.        No Conflict. To Seller’s Knowledge, the execution and delivery of, and consummation of the transactions contemplated by this Agreement is not prohibited by, and will not conflict with, constitute grounds for termination for, or result in the breach of any of the Contracts or Leases or any other agreement or instrument to which Seller is now a party or otherwise subject.

13.        Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally. The fair market value of the assets of Seller exceeds the amount of liabilities of Seller, whether contingent or otherwise.

14.        Leases and Other Agreements. Except for the Leases referred to in Paragraph 9A hereof, there are no written or oral leases or tenancies affecting the Property and no person other than Seller, Green Star, Inc. and Fine Dining, Inc. (sometimes referred to as the “Current Tenants”) under the Leases has any right to possession of any of the Property which Leases comprise all leases, licenses, or other occupancy agreements pursuant to which any tenant or other party is occupying, or has a right to occupy, the Property. No party other than current Tenant(s) are currently occupying the Property. Rent payments are current under each Lease, and Seller has received no notice and has no knowledge that any Current Tenant is insolvent, has declared bankruptcy or filed a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or that any proceeding has been commenced against any Current Tenant seeking such relief, or that any such filing or proceeding is threatened.

15.        Status of Contract Rights and Leases. To Seller’s Knowledge, Seller has performed and complied with all of its obligations under the Leases and the Contracts; the mere passage of time will not result in any default by Seller thereunder; Seller has not received or given any notice of default under any of the Leases or the Contracts; and no event has occurred which will or could result in a default under any of the Contracts or Leases by Seller or, to Seller’s Knowledge, by any other party thereunder.

Seller shall be deemed to have made the representations and warranties contained in this Paragraph again as of the time and date of the Closing, except that Seller shall not be in default hereof if any representation or warranty contained herein cannot be made at the Closing because of acts or fault of Buyer.

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Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

EXHIBIT E: NOTICES, STATEMENTS, AND CERTIFICATES

The notices, statements, and certificates (arranged by their application to particular transactions) that are listed below if in Seller’s possession and if applicable will be provided to Buyer within ten (10) days of the Effective Date.

A.	All Real Property Transaction Notices

1.           Storage Tanks Disclosure Provider. Notice concerning underground storage tanks, described in section 334.9 of title 30 of the Texas Administrative Code

2.           Notice to Purchaser Regarding Restrictive Covenants. Notice of deed restrictions, described in section 212.155 of the Texas Local Government Code.

3.           Notice to Purchaser Regarding Coastal Area Property. Notice regarding real property located adjacent to tidally influenced, submerged lands of Texas, described in section 33.135 of the Texas Natural Resources Code.

4.           Notice to Purchaser of Property Seaward of Gulf Intracoastal Waterway. Notice concerning public easements to the public beach, described in section 61.025 of the Texas Natural Resources Code.

5.           Notice Regarding Possible Liability for Additional Taxes. Notice of additional tax liability for vacant land that has been subject to a special tax appraisal method, described in section 5.010 of the Texas Property Code.

6.           Notice Regarding Possible Annexation. Notice containing the sale of property located outside the limits of a municipality that may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality, described in section 5.011 of the Texas Property Code.

7.           Notice for Unimproved Property in a Certificated Service Area of a Utility Service Provider. Notice for property in a certificated service area of a utility service provider, described in section 13.257 of the Texas Water Code.

8.           Utility District Notice. Notice concerning the bonded indebtedness of, or rates to be charged by, a utility or other special district, described in section 49.452 of the Texas Water Code, with the form of notice to be used being dependent on whether the property (1) is located in whole or in part within the extraterritorial jurisdiction of one or more home-rule municipalities but is not located within the corporate boundaries of a municipality, (2) is located in whole or in part within the corporate boundaries of a municipality, or (3) is not located in whole or in part within the corporate boundaries of a municipality or the extraterritorial jurisdiction of one or more home-rule municipalities.

9.           Notice to Purchaser of Property Located in Certain Annexed Water Districts. Notice required by section 54.016(h)(4)(A) of the Texas Water Code when property being sold is in a water or sanitary sewer district that entered a contract with a city with a population of 1.18 million or less under which the city is permitted to set rates in the district after annexation that are different from rates charged other residents of the city.

10.         Notice to Purchaser that Property Is Located within the Area of the Alignment of a Transportation Project. Notice required under Texas Local Government Code section 232.0033 that all or part of the subdivision in which property being sold is located is within the area of the alignment of a transportation project as shown in the final environmental decision document that is applicable to a future transportation corridor identified in a contract between the Texas Department of Transportation and a county under Texas Transportation Code section 201.619.

11.        Certificates of Mold Remediation. Notice pursuant to section 1958.154 of the Texas Occupations Code, titled "Certificate of Mold Remediation; Duty of Property Owner," requiring a property owner who sells property that has been issued a certificate of mold remediation pursuant to this section to deliver copies to the purchaser of each certificate of mold remediation issued for the property within the preceding five years.

Initialed for Identification by Seller ______ and Buyer ______	Page | 21

Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

EXHIBIT F:

(TO BE INSERTED)

Initialed for Identification by Seller ______ and Buyer ______	Page | 22

Commercial Contract - Improved Property Concerning:  7501 N Stemmons Frwy & 7600 John W Carpenter Frwy

EXHIBIT G: TENANT ESTOPPEL CERTIFICATE

(TO BE INSERTED)

Initialed for Identification by Seller ______ and Buyer ______	Page | 23